EXHIBIT 99.2

                                           FOR: Consolidated Graphics, Inc.

                                       CONTACT: Wayne M. Rose
                                                Chief Financial Officer
                                                Consolidated Graphics, Inc
                                                (713) 339-5756

                                                Betsy Brod/Karen Pagonis
                                                Media: Steve DiMattia
                                                Morgen-Walke Associates, Inc.
                                                (212) 850-5600

FOR IMMEDIATE RELEASE

                 CONSOLIDATED GRAPHICS COMMENTS ON THIRD QUARTER

     HOUSTON, TEXAS - January 16, 2001 - Consolidated Graphics, Inc. (NYSE:CGX) announced today that while total revenues for the quarter ended December 31, 2000 are anticipated to increase approximately 8% over the prior year's comparable quarter to $171 million, operating income is expected to decline approximately 22% to between $13.8 and $14.3 million. Net income for the quarter is expected to be between $5.2 and $5.5 million, or between $.40 to $.42 per diluted share. The Company attributes the shortfall to the general slowdown in the economy and print markets in particular. The Company is also reducing its outlook for its fourth fiscal quarter and next fiscal year.

     "In spite of record sales and earnings in October and acceptable performance in November, the slowdown in business we experienced in December was very disappointing. While our sales initiatives and growth strategies continue to yield positive results, these soft market conditions have forced us to become much more aggressive in pricing to protect market share," commented Joe R. Davis, Chairman and Chief Executive Officer. "The Company is taking appropriate action to adjust to this softness in print demand that we have experienced during these past few weeks, and we remain confident in our strategic plans for continued growth and profit improvement. Given the current economic environment and in light of our initiatives currently underway, we believe that our financial results for the next few quarters will improve gradually over recent performance."

     "Although one-third of our companies increased profitability over their second quarter results, the softening economy reduced overall margins," stated Charles F. White, President and Chief Operating Officer. "We are reviewing each under-performing company and, where appropriate, will develop plans to rapidly adjust to the current economic environment. Additionally, consolidation within our organization may be required at certain of our companies, in a few markets, and we are developing plans to implement those actions where necessary. In the meantime, we will expand our strategies for national account sales, marketing of e-commerce products and services, and management development. We remain confident that these and other strategies already in place should improve growth and profitability for our shareholders."

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CONSOLIDATED GRAPHICS REPORTS PRELIMINARY 3Q RESULTS                      PAGE 2

     The Company will host a conference call for analysts and institutional investors at 11:00 a.m. EST (10:00 a.m. CST) January 17, 2001. Joe Davis, Charles White and Chief Financial Officer Wayne M. Rose will discuss the content of this release and respond to questions. The call can be accessed through www.vcall.com. A replay of the call will be available through midnight Tuesday, January 23, 2001.

     Consolidated Graphics, Inc. is the largest sheet-fed and half-web commercial printing company in the United States. Through its network of locally managed printing companies in 25 states, the Company produces high-quality customized printed materials for a broad customer base that includes many of the most recognized companies in the country. Consolidated Graphics offers an extensive and growing range of digital and Internet-based services and solutions marketed through CGXmedia. Consolidated Graphics is focused on adding value to its operating companies by providing financial and operating strengths, management support and technological advantages associated with a national organization. For more information, visit the Company's Web site at www.consolidatedgraphics.com.

This press release contains forward-looking statements, which involve known and unknown risks, uncertainties or other factors that could cause actual results to materially differ from the results, performance or other expectations implied by these forward-looking statements. Consolidated Graphics' expectations regarding future sales and profitability assume, among other things, stability in the economy and reasonable growth in the demand for its products, the continued availability of raw materials at affordable prices, retention of its key management and operating personnel, as well as other factors detailed in Consolidated Graphics' filings with the Securities and Exchange Commission. The forward-looking statements, assumptions and factors stated or referred to in this press release are based on information available to Consolidated Graphics today. Consolidated Graphics expressly disclaims any duty to provide updates to these forward-looking statements, assumptions and other factors after the day of this release to reflect the occurrence of events or circumstances or changes in expectations.